Exhibit 4.3

                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of April 16, 2003, by and among UGC Europe, Inc. (f/k/a New UPC, Inc.), a corporation organized under the laws of the State of Delaware (the "Company"), UnitedGlobalCom, Inc., a corporation organized under the laws of the State of Delaware ("UGC"), and the holders of Common Stock (as defined below) that execute a joinder substantially in the form attached as Annex A hereto (each such person as to the number of registered shares held, a "Participating Holder"). Each of UGC and each of Participating Holders is sometimes hereinafter referred to as a "Stockholder."

                                    RECITALS

     WHEREAS, UGC and the Participating Holders are holders of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"); and

     WHEREAS, UGC and the Company desire to grant the Participating Holders the rights set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                TAG-ALONG RIGHTS

     1.1 Right to Participate in Sale.

          (a) If all previous transfers for value of shares of Common Stock made by the UGC Group after the date hereof, together with any transfers for value of shares of Common Stock proposed to be made by the UGC Group in a transfer, in each case other than (a) any sale or other disposition of shares of Common Stock by and exclusively among UGC, Subsidiaries of UGC and Affiliates of UGC; provided that such transferee agrees to be bound by the terms of this Agreement, or (b) pro rata distributions of shares of Common Stock to the stockholders of UGC, would result in the transfer, in the aggregate for all such transactions by the UGC Group since the last Tag-Along Sale (as hereinafter defined), if any, of at least five percent (5%) of the outstanding shares of Common Stock (such sale or other disposition for value being referred to as a "Tag-Along Sale"), then the UGC Group shall afford each of the Participating Holders holding in registered form one half of one percent (1/2%) or more of the outstanding shares of Common Stock as of the close of business on the day immediately prior to the Tag-Along Notice Date (as hereinafter defined) (each, individually, a "Tag-Along Stockholder" and, collectively, the "Tag-Along Stockholders") the opportunity to participate proportionately in such Tag-Along Sale in accordance with this
Article I. The number of shares
of Common Stock that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (the "Tag-Along Allotment") shall be determined by multiplying (i) the number of shares of Common Stock received from the Company by such Tag-Along Stockholder on the date of this Agreement and registered in name to such Tag-Along Stockholder within 30 days of this Agreement, which shares of Common Stock continue to be held in registered form by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date by (ii) a fraction, the numerator of which shall equal the number of shares of Common Stock proposed by the UGC Group to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of shares of Common Stock that are beneficially owned by the UGC Group as of the close of business on the day immediately prior to the Tag-Along Notice Date (the "Common Shares UGC Fraction").

          (b) Notwithstanding any other provision of this Agreement, if any such Participating Holder fails to elect to participate in a Tag-Along Sale within ten (10) days after the Tag-Along Sale Notice (as defined below) is given, the UGC Group shall give notice of such failure to the other Tag-Along Stockholders. Such notice shall be made by telephone and confirmed in writing within two (2) days. The other Tag-Along Stockholders shall have three (3) days following the date such written notice was given to agree to sell their pro rata share of any unsold portion. For purposes of this Section 1.1(b), a participating Tag-Along Stockholder's pro rata share of any unsold portion of shares of Common Stock shall be equal to the number of shares obtained by multiplying (A) the Common Shares UGC Fraction times the total number of shares of Common Stock that are held in registered form by such Participating Holders that are not participating in the Tag-Along Sale, if any, by (B) the number of shares of Common Stock held in registered form by such participating Tag-Along Stockholder (divided) by the total number of shares of Common Stock held in registered form by all Tag-Along Stockholders that are participating in the Tag-Along Sale.

     1.2 Tag-Along Sale Notice. The UGC Group shall provide each Tag-Along Stockholder and the Company with written notice (the "Tag-Along Sale Notice") not more than sixty (60) days nor less than fifteen (15) days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth: (i) the name and address of each proposed transferee of shares of Common Stock in the Tag-Along Sale; (ii) the number of shares of Common Stock proposed to be transferred by the UGC Group;
(iii) the proposed amount and form of consideration (including any potential adjustments to the consideration paid for such shares of Common Stock contained in the written agreement relating to the Tag-Along Sale) to be paid for such shares of Common Stock and the terms and conditions of payment offered by each proposed transferee; (iv) the aggregate number of shares of Common Stock held of record by the UGC Group as of the close of business on the day immediately prior to the date of the Tag-Along Notice (the "Tag-Along Notice Date"); (v) the Common Shares UGC Fraction; (vi) confirmation that the proposed transferee has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase shares of Common Stock from any Tag-Along Stockholder in accordance with the terms hereof; and (vii) the Tag-Along Sale Date.

     1.3 Tag-Along Notice.

          (a) Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the "Tag-Along Notice") to the UGC Group no more than ten (10) days after the Tag-Along Sale Notice is given. The Tag-Along Notice shall set forth (i) the aggregate number of shares of Common Stock held in registered form by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date and (ii) the number of Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Tag-Along Stockholder's applicable Tag-Along Allotment. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder's binding agreement to sell the shares of Common Stock specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale but expressly not including a reduction in the number of shares to be purchased) after such Tag-Along Stockholder gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Shares affected thereby. If the proposed transferee does not consummate the purchase of all of the shares of Common Stock requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on the same terms and conditions applicable to the UGC Group, then the UGC Group shall not consummate the Tag-Along Sale of any of its shares of Common Stock to such transferee, unless the shares of the UGC Group and the Tag-Along Stockholders to be sold are reduced or limited pro rata in proportion to the respective number of shares of Common Stock actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for the UGC Group and the Tag-Along Stockholders. Notwithstanding the foregoing, if the number of shares of Common Stock proposed to be sold in any proposed Tag-Along Sale are reduced or limited such that the proposed sale is no longer a Tag-Along Sale in accordance with the terms of this Agreement, then the terms of this Article I shall be inapplicable to such proposed sale and no Participating Holder or other stockholder shall have the right hereunder to participate in such proposed transaction as a Tag-Along Stockholder.

          (b) If a Tag-Along Notice from any Tag-Along Stockholder is not received by the UGC Group within the ten (10) day period specified in Section 1.3(a) hereof, the UGC Group shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, but only on terms and conditions which are no more favorable in any material respect to the UGC Group (and, in any event, at no greater a purchase price) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within ninety (90) days of the Tag-Along Sale Date.

     1.4 Delivery of Share Certificates. On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates for the shares of Common Stock to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the transferee in the manner and at the address indicated in the Tag-Along Notice against delivery of the purchase price for such shares of Common Stock.

     1.5 Tag-Along Sale Agreement. Any Participating Holder seeking to sell any shares of Common Stock in connection with a Tag-Along Sale shall enter into an agreement (the "Tag-Along Sale Agreement") containing substantially similar representations, warranties, indemnities and agreements as made by the UGC Group in connection with such Tag-Along Sale, but in no case shall such representations, warranties, indemnities and agreements be required to be made by the Participating Holder on a joint (as opposed to several) basis or have the potential of subjecting such Participating Holder to greater liability (on a proportionate basis) than the UGC Group in connection with such Tag-Along Sale.

                                   ARTICLE II

                                  MISCELLANEOUS

     2.1 Term. Unless this Agreement is earlier terminated in its entirety by an instrument in writing signed on behalf of each of the parties hereto, this Agreement shall terminate on the third anniversary of the date of this Agreement.

     2.2 Notices. All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered
(i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) Business Day after being sent for next business day delivery, fees prepaid, via a reputable internationally recognized overnight courier service, in each case to the intended recipient as set forth below:

          (a) if to the Company, to:

              UGC Europe, Inc.
              4643 South Ulster Street
              13th Floor
              Denver, Colorado 80237
              Telephone: + 1-303-770-4001
              Facsimile:  +1-303-770-4207
              Attention: General Counsel

              with a copy to:

              Holme Roberts & Owen LLP
              1700 Lincoln, Suite 1700
              Denver, Colorado  80203
              Attention: W. Dean Salter, Esq.
              Telephone: +1-303-861-7000
              Facsimile: +1-303-866-0800

              and a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              300 South Grand Avenue, Suite 3400
              Los Angeles, California  90071
              Attention: Nick P. Saggese, Esq.

              Telephone: +1-213-687-5000
              Facsimile: +1-213-687-5600

          (b) if to UGC to:

              UnitedGlobalCom, Inc.
              4643 South Ulster Street
              13th Floor
              Denver, Colorado 80237
              Telephone: + 1-303-770-4001
              Facsimile: +1-303-770-4207
              Attention:  General Counsel

              with a copy to:

              Holme Roberts & Owen LLP
              1700 Lincoln, Suite 1700
              Denver, Colorado  80203
              Attention: W. Dean Salter, Esq.
              Telephone: +1-303-861-7000
              Facsimile: +1-303-866-0800

              and a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              300 South Grand Avenue, Suite 3400
              Los Angeles, California  90071
              Attention: Nick P. Saggese, Esq.
              Telephone: +1-213-687-5000
              Facsimile: +1-213-687-5600

          (c) if to a Participating Holders, to the address and attention of such party set forth on the party's joinder.

              with a copy to:

              Paul, Weiss, Rifkind, Wharton & Garrisson
              1285 Avenue of the Americas
              New York, New York 10019
              Attention:  Jeffrey D. Saferstein, Esq.
              Telephone: +1-212-373-3000
              Facsimile: +1-212-757-3990

Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, facsimile or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

     2.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter hereof.

     2.4 No Third-Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other the parties hereto and their respective successors and permitted assigns, to create any third-party beneficiary hereto.

     2.5 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the Company, UGC and a Majority-in-Interest of the Participating Holders.

     2.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto.

     2.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

     2.8 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     2.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

     2.10 Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in any federal or state court located in the State of Delaware, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of any such court.

     2.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY OTHER

PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

     2.12 Action by Participating Holders. Whenever this Agreement specifies that any action hereunder shall be taken or any consent or waiver be given by the Participating Holders, unless otherwise specified, such action shall be taken or such consent or waiver shall be given if approved by a Majority-in-Interest of the Participating Holders.

                                  ARTICLE III

                                   Definitions

     For purposes of this Agreement, each of the following terms shall have the respective meaning ascribed thereto.

     "Affiliate" shall, with respect to any Person (the "First Person"), mean
(1) any other Person (the "Second Person") having beneficial ownership of 40% or more of the Voting Securities of such First Person and (2) any other Person, 40% or more of whose Voting Securities are owned, controlled or held with power to vote, directly or indirectly, by that Second Person.

     "beneficial ownership" shall have the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the date hereof), whether or not applicable.

     "Governmental Entity" shall mean any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority, commission or agency or any non-governmental, self-regulatory authority, commission or agency.

     "Judgment" shall mean any order, writ, injunction, award, judgment, ruling or decree of any Governmental Entity.

     "Law" shall mean any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

     "Lien" shall mean any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal, "tag"- or "drag"- along right, encumbrance, security interest or other similar restriction of any kind or nature whatsoever.

     "Majority-in-Interest of the Participating Holders" shall mean, with respect to any date of determination, Participating Holders holding a majority of the shares of Common Stock held by all of the Participating Holders on such date of determination.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

     "Restriction" with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any Law, license, permit or Judgment that, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (x) any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; (y) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; or (z) any interest in such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; or
(iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

     "Subsidiary" with respect to any Person shall mean (i) a corporation, a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such stock is subject to a voting agreement or similar Restriction, (ii) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (x) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (y) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (iii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar Restriction) or (y) in the absence of such a governing body, a majority ownership interest.

     "UGC Group" shall mean UGC together with its Subsidiaries, other than the Company and UPC and its Subsidiaries.

     "UPC" shall mean United Pan-Europe Communications N.V., a corporation organized under the laws of The Netherlands.

                            [signature pages follow]

     IN WITNESS WHEREOF, each of the parties to this Agreement has executed this Agreement as of the date first written above.

                                            UGC EUROPE, INC.
                                            By: /s/ Valerie L. Cover
                                               ---------------------------------
                                               Name:   Valerie L. Cover
                                               Title:  Vice President/Controller

                                            UNITEDGLOBALCOM, INC.


                                            By: /s/ Ellen P. Spangler
                                               ---------------------------------
                                               Name:   Ellen P. Spangler
                                               Title:  Senior Vice President

                                                                         Annex A

                        JOINDER TO STOCKHOLDERS AGREEMENT

     Reference is made to the Stockholders Agreement (the "Agreement"), dated as of April 16, 2003, among UGC Europe, Inc. (f/k/a New UPC, Inc.), a corporation organized under the laws of the State of Delaware (the "Company"), UnitedGlobalCom, Inc., a corporation organized under the laws of the State of Delaware ("UGC"), and the Participating Holders, as defined therein.

     The undersigned is a record or beneficial holder of one or more Allowed Class 5 Claims under the Plan (as defined below) and, pursuant to the Plan, will become the record or beneficial holder of shares of common stock (the "Common Stock"), par value $0.01 per share, of the Company on the Effective Date. The undersigned hereby agrees to join the Agreement as a party thereto as of the Effective Date, agrees to be bound by the terms of the Agreement and accepts the obligations set forth thereunder as a Participating Holder thereto.

     For purposes of this joinder "Effective Date" shall mean any day which is not a Saturday, a Sunday, a "legal holiday" as defined in U.S. Bankruptcy Rule 9006(a) or a day on which banking institutions located in New York, New York or Amsterdam, The Netherlands are authorized or obligated by law, executive order or governmental decree to be closed (a "Business Day") that is no more than 11 Business Days following the date on which all conditions precedent to the consummation of the plan or reorganization (the "Plan") filed by the Company and United Pan-Europe Communications N.V. on January 7, 2003 in the Southern District of New York Bankruptcy Court and the plan of compulsory composition (the "Akkoord"), which was filed with the Amsterdam Court (Rechtbank) (the "Dutch Bankruptcy Court") under the Dutch Faillissementswet (the "Dutch Bankruptcy Code"), have either been satisfied or, to the extent permitted in the Plan and the Akkoord, duly waived and on which day the Plan and the ratified Akkoord become final and conclusive.

THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CHOICE OF LAW PROVISIONS OF SUCH STATE OR ANY OTHER JURISDICTION.

BY SIGNING BELOW, THE UNDERSIGNED ACKNOWLEDGES THAT ONLY THE COMMON STOCK RECEIVED FROM THE COMPANY PURSUANT TO THE PLAN ON THE EFFECTIVE DATE AND REGISTERED IN THE UNDERSIGNED'S NAME WITHIN 30 DAYS AFTER THE EFFECTIVE DATE WILL BE ELIGIBLE FOR THE RIGHTS CONFERRED IN THE AGREEMENT.

This Joinder to the Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: ______, 2003     Signature:
                                  ----------------------------------------------
                        Name of Allowed Class 5 Claim Holder:
                                                            --------------------

                        Name of Person Signing:
                                               ---------------------------------
                        (if other than Class 5 Claim Holder)
                        Street Address:
                                       -----------------------------------------
                        City, State, Zip Code:
                                              ----------------------------------
                        Telephone Number:
                                         ---------------------------------------

     The Joinder to Stockholders Agreement of ______________________ is accepted and agreed to as of ________, 2003.


UGC EUROPE, INC.

By:
   --------------------------------------
   Name:
   Title: